UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

Annaly Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

In this Current Report on Form 8-K, references to “we,” “us,” “our” or the “Company” refer to Annaly Capital Management, Inc. and its consolidated subsidiaries. As part of a previously announced public offering of its common stock, the Company disclosed the following estimated preliminary financial results for the quarter ended September 30, 2017.

Portfolio Update

Although our financial results for the third quarter of 2017 are not yet finalized, we estimate that during the quarter ended September 30, 2017, we purchased or originated an aggregate amount of approximately $535 million of credit assets (“Credit Assets”), consisting of residential mortgage loans, residential mortgage-backed securities (“MBS”) and Agency or private label credit risk sharing transactions (“Residential Credit Assets”), corporate loans and debt securities for middle market companies (“MML Assets”), and commercial real estate loans and securities (“CRE Assets”). The amount of Residential Credit Assets for the quarter ended September 30, 2017 reflects the net amount of residential mortgage loans and residential MBS purchased and sold during the quarter ended September 30, 2017. The amount of CRE Assets reflects the amount of commercial real estate assets originated or purchased during the quarter ended September 30, 2017. The amount of MML Assets reflects the amount of middle market corporate debt originated during the quarter ended September 30, 2017.

Although our financial results for the third quarter of 2017 are not yet finalized, we estimate that during the quarter ended September 30, 2017, we had net settled purchases of Agency MBS of approximately $10.7 billion. The amount of Agency MBS purchased excludes changes in to-be-announced forward contract balances.

Our closing procedures for the three months ended September 30, 2017 are not yet complete and, as a result, the financial information above reflects our preliminary estimate with respect to such information, based on information currently available to management, and may vary from our actual financial results as of and for the quarter ended September 30, 2017. Further, these estimates are not a comprehensive statement of our financial results or financial condition as of and for the quarter ended September 30, 2017. Accordingly, you should not place undue reliance on this preliminary information. These estimates, which are the responsibility of our management, were prepared by our management and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary results may be identified and could result in material changes to our estimated preliminary results. Estimates of results are inherently uncertain and we undertake no obligation to update this information. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

Cautionary Language Regarding Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: our ability to accurately estimate our preliminary estimates of purchases and originations of credit assets and purchases of Agency MBS at September 30, 2017. The risks and uncertainties associated with forward-looking information in this report include, but are not limited to, factors that are beyond the Company’s control, including the factors listed in the Company’s Annual Report on Form 10-K, in the Company’s Quarterly Reports on Form 10-Q and in the Company’s Current Reports on Form 8-K. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

Date: October 5, 2017	By:	/s/ Glenn A. Votek
	Name:	Glenn A. Votek
	Title:	Chief Financial Officer

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